UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2014 (June 9, 2014)

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 9, 2014, Chesapeake Energy Corporation (the "Company") issued a press release announcing that its board of directors has approved the spin-off of the Company’s oilfield services business. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
On June 9, 2014, the Company announced that its board of directors has approved the spin-off of the Company’s oilfield services business into a stand-alone, publicly traded company called Seventy Seven Energy Inc. (“SSE”). The two companies will be separated through the distribution of SSE common stock to holders of the Company’s common stock on a pro rata basis. The Company’s shareholders will receive one share of SSE common stock for every 14 shares of the Company’s common stock held at the close of business on the record date of June 19, 2014. No fractional shares of SSE common stock will be issued; however, shareholders entitled to receive a fractional share of SSE common stock in the distribution will instead receive the cash value of that fractional share. The distribution is expected to occur following the close of business on June 30, 2014. The distribution is subject to the satisfaction of the conditions to the separation and distribution described in SSE’s Registration Statement on Form 10, as filed with the Securities and Exchange Commission under the registrant name Chesapeake Oilfield Operating, L.L.C. Following the distribution of SSE common stock, SSE will be an independent, publicly traded company, and the Company will retain no equity interest.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    June 9, 2014

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated June 9, 2014